Sub-Lease Agreement

This agreement made in duplicate between:

                               T&W Consulting Inc.
                         (hereinafter known as "Lessor")

                                                              of the first part

                                      -and-

                        Cavalacade of Sports Network Inc,
                        ---------------------------------
                         (hereinafter known as "Lessee")

                                                            of the second part.

WHEREAS, it is agreed to by the parties that,

The Lessee wishes to sub-lease and occupy a portion of the office premises leased by LESSOR, and, LESSOR desires to sub-lease such office space under the terms and conditions noted below,

AND, the Lessee requests that LESSOR provide certain facilities and services to the Lessee, and LESSOR desires to provide said facilities and services for an agreed upon fee,

AND, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is hereby agreed between the parties hereto as follows:

1.0      Definitions

1.1 "The premises" refers to the office and associated common area as shown in Schedule "A" hereto. The address of the premises described herein #310, 7272 Wisconsin Avenue, Bethesda, Maryland, 20814 USA.

1.2 "The Master Lease" shall refer to the lease agreements) in force between LESSOR and it's landlord(s), specifically including all terms and conditions thereof.

1.3 The "Furniture" and "Facilities" refers to those items described in Schedule "B" attached hereto.

1.4 The "Services" refers to those services described in Schedule "C" attached hereto.

1.5 "Confidential Information" will mean all business information related to either LESSOR'S business or Lessee's business, including but not limited to clients, prospects, suppliers, trade secrets, software and business practices.

2.0      Termination of Agreement

2.1 The Lessee as part of this Agreement, agrees to be bound by all terms and conditions agreed to by LESSOR as part of the Master Lease. Further, the Lessee acknowledges receipt of a copy of the Master Lease documents.

2.2 This agreement shall remain in full force and effect unless terminated by either party as provided for herein.

2.3 This Agreement shall immediately terminate upon the termination, for whatever reason, of the Master Lease agreement

2.3 Notwithstanding 2.3 above, this agreement can be terminated by either party with thirty (30) days notice, in writing, to the other party. It is understood and acknowledged that the intent and effect of this condition is to make this agreement a "month-to-month" sub-lease.

3.0      The Premises

3.1 The premises are sub-leased on an "as is" basis. Any improvements, changes or modifications to the premises must be agreed to, in advance, in writing, by LESSOR and must comply with the terms of the Master Lease. Any arid all casts for such modifications shall be the sole responsibility of Lessee.

3.2 It is specifically agreed between the parties hereto that this is a sub-lease arrangement only and that no other contractual or ownership relationship, beneficial or otherwise, exists between the parties.

3.3 The furniture and equipment described on Schedule "B" hereto shall be considered as part of the sub-lease with the express understanding that this furniture and equipment is and shall remain the sole and exclusive property of LESSOR.

3.4 LESSOR shall provide the office space as described in Schedule "A. The Lessee is responsible for all other telephone costs including, but not limited to, line charges, directory charges, installation fees and any and all costs arising from the installation or modification of telephone equipment or circuits.

4.0      Limitations of Liability

4.1. LESSOR does not guarantee results but warrants to act in a professional manner for all services provided. All conditions, warranties or representations, either express or implied (by statute or otherwise), relating to the accuracy of description, merchantability or fitness for purpose or otherwise in relation to the performance of services hereunder are expressly excluded.

4.2. LESSOR shall not be responsible or liable in any way whatsoever for its failure to perform its obligations hereunder during any period in which performance is prevented or hindered by acts or omissions of Lessee or any other party involved in provision of services, equipment or software, or by acts of God, fire, flood, war, embargo, strikes, labour disturbances, explosion, riots, arid laws, rules, regulations and orders of any governmental authority or any other contingency beyond the reasonable control of LESSOR.

5.0      Confidentiality

5.1 LESSOR will instruct its employees and agents to use the same care and discretion with Lessee's confidential information that they, use with LESSOR'S confidential information. Lessee will instruct their employees and agents to use the same care and discretion with LESSOR'S confidential information as they use with Lessee's confidential information.

5.2 Neither party will be liable for disclosing of any confidential information received by that party under this agreement if:

         o        the information is generally available or known to the public
         OR
         o        the information was previously known by the receiving party OR
         o the information was independently developed by the receiving party outside of the scope of this agreement
         OR
         o the information was disclosed to the receiving party by a third party.

6.0      LESSOR Staff

6.1 LESSOR's staff are not nor will they be deemed to be at any time during the term of this agreement the employees or agents of Lessee.

6.2 LESSOR will have the sole right to designate which of its staff will perform any of the services required under this agreement.

6.3 Lessee agrees that neither it nor its subsidiaries or other affiliated companies will directly or indirectly solicit for employment, employ, or otherwise retain staff of LESSOR during the term of this agreement or for a period of one (1) year after termination of this agreement. This requirement may be waived if both parties agree in writing.

7.0      General

7.1 LESSOR and Lessee will not be liable for delays or failures in performing duties arising from

         o        fire, explosion, flood, epidemic, or other act of God
         OR
         o any act, failure to act, or delay in acting by a government agency
         OR
         o strike, riot, insurrection, or other civil disturbance OR o breakdown of essential machinery or equipment
         OR
         o transportation delays OR o other events not reasonably in their control. In the event of such a delay, the time for performance will be extended by a period equal to the time lost because of the delay.

7.2 Neither party will assign this agreement or any rights herein under without the prior written consent of the other party. Such consent will not be unreasonably withheld. Any purported assignment without such consent will be null and void.

7.3      All notices in this agreement will be in writing.

7.4 This Agreement and Schedules affixed hereto constitute the entire agreement between the parties, there are no oral representations, statements, warranties, undertakings or agreements between the parties modifying the provisions of this agreement and this agreement shall not be modified in whole or in part, except by an agreement in writing signed by both parties.

7.5 The terms and provisions of this Agreement shall enure to the benefit of and be binding upon the parties hereto together with their respective heirs, executors, administrators and assigns.

7.6 If any provision of this Agreement shall be held for any reason to be unenforceable, the unenforceable portion shall be deemed severable and the remainder of the article or any portion of this Agreement shall nevertheless remain in full force and effect.

7.7 This Agreement and the covenants and warranties herein shall be governed by the laws of Canada and the Province of Alberta.

7.8 The parties shall execute and do all such further deeds, documents and things as may be necessary to carry the provisions of this Agreement into full force and effect. Both parties covenant to act in good faith under the terms of this agreement.

8.0      Fees

4.3. The premises as noted in Schedule "A" shall be sub-leased to the Lessee at a total, all inclusive cost of USD$1,500 (fifteen hundred dollars) per month, due and payable via wire transfer on the 15 of each month.

4.4. The Lessee agrees to pay first and last month's rent as a deposit to the Lessor.

8.3 Consumable items such as telephone and line charges, fax, photo-copies and other items, if any, shall be invoiced at cost plus 5%. These items will be invoiced monthly and shall be due and payable upon receipt.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 1st day of June, 2000.

T & W Consulting Inc.                        CAVALCADE OF SPORTS NETWORK INC.

                                             /s/ Todd Violette
----------------------------------           -----------------------------------
                                                 Told Violette


----------------------------------           -----------------------------------
   Printed Name & Title                             Printed Name & Title

                                   Schedule A

                              Sub-leased Premises

One 10'x12' office, and associated common area, located as diagrammed below.

                                   Schedule B

                            Furniture and Facilities

The office shall be furnished in an equivalent style and quality to the remainder of the Lessor's office space, including a desk, desk chair and visitor chairs.

                                   Schedule C

                                    Services

The Lessor agrees to provide reception services including telephone answering, mail forwarding and other services requested from time to time.